Exhibit 10.1

                  AMENDED, RESTATED AND CONSOLIDATED TERM NOTE

$1,006,000.00                                                    August 31, 2010

     THIS AMENDED, RESTATED AND CONSOLIDATED TERM NOTE ("Amended, Restated and Consolidated Note") is made and dated as of the 31st of August, 2010, by and between BARON ENERGY, INC., a Nevada Corporation ("Maker"), and NEWTON ENERGY, INC., a California corporation ("Holder").

                                R E C I T A L S:

     A. Maker delivered to American State Bank, a Texas banking association (the "Bank") that certain Term Note dated as of May 1, 2010, in the original principal amount of $450,000.00 ("Note 1") and that certain Term Note dated as of May 1, 2010, in the original principal amount of $550,000.000 ("Note 2" and collectively with Note 1, the "Notes").

     B. The Bank, Maker and Holder entered into that certain Assignment of Notes and Security Documents (the "Assignment" and collectively with this Amended, Restated and Consolidated Note, the "Loan Documents"), dated as of the date hereof, pursuant to which the Bank will assign, and the Holder will assume the Notes and the Security Documents (as such term is defined in the Assignment).

     C. The Holder and Maker desire to amend, restate and consolidate the Notes into this Amended, Restated and Consolidated Note, as set forth herein.

     In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. For value received, Maker promises to pay to the order of Holder, the sum of ONE MILLION SIX THOUSAND AND 00/100 DOLLARS ($1,006,000.00), together with interest on the principal amount from time to time outstanding hereunder, from the date of disbursement of such principal in accordance with the wire instructions provided by Maker to Holder until maturity, at a simple rate of interest per annum equal to the "BASE RATE", as defined below, and in no event to exceed the "HIGHEST LAWFUL RATE," as defined below.

     2. This Amended, Restated and Consolidated Note is executed pursuant to the terms of that certain Assignment. This Amended, Restated and Consolidated Note incorporates by reference the terms of the Assignment. This Amended, Restated and Consolidated Note amends, restates, and supercedes in its entirety the Notes (as herein defined). It is the intention of Maker and Holder that while this Amended, Restated and Consolidated Note amends, restates and supercedes the original Notes, it is not in payment or satisfaction of the original Notes, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old. Should there be any conflict between any of the terms of the original Notes and the terms of this Amended, Restated and Consolidated Note, the terms of this Amended, Restated and Consolidated Note shall control. This Amended, Restated and Consolidated Note is not a novation.
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     3. Notwithstanding the foregoing,  if at any time the Base Rate exceeds the
Highest Lawful Rate, the rate of interest to accrue on this Amended, Restated and Consolidated Note shall be limited to the Highest Lawful Rate.

     4. If at Maturity or final payment of this Amended, Restated and Consolidated Note the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Base Rate had at all times been in effect, then Maker agrees to pay to Holder, to the extent permitted by law, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on this Amended, Restated and Consolidated Note if the Highest Lawful Rate had at all times been in effect, or (ii) the amount of interest which would have accrued if the Base Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Amended, Restated and Consolidated Note.

     5. The term "BASE RATE" shall mean thirteen and one-half percent (13.5%) per annum.

     6. The term "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, collected or received by the Holder in connection with this Amended, Restated and Consolidated Note under laws applicable to the Holder which are presently in effect or, to the extent allowed by law, under applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     7. The principal balance of this Amended, Restated and Consolidated Note, together with all accrued and unpaid interest thereon, shall be due and payable on AUGUST 25, 2015 (the "MATURITY DATE"). Holder shall be under no obligation whatsoever to extend the Maturity Date of this Amended, Restated and Consolidated Note.

     8. For the period beginning on August 25, 2010, through the Maturity Date, specifically August 25, 2015, interest shall accrue on the outstanding principal of this Amended, Restated and Consolidated Note at the Base Rate as herein defined. Payments of interest only in the amount of ELEVEN THOUSAND THREE-HUNDRED SEVENTEEN AND 50/100 DOLLARS ($11,317.50) shall be due and payable on or before the first 25th day of each and every month, with the first of such payments to be made on or before September 25, 2010, and subsequent payments to be made on the 25th day of each month thereafter. For the period beginning on August 25, 2011, through the period ending August 25, 2015, payments of principal and interest in the amount of TWENTY SEVEN THOUSAND TWO HUNDRED THIRTY EIGHT AND 78/100 DOLLARS ($27,238.78) shall be due and payable on or before the first 25th day of each and every month, with the first of such payments to be made on or before September 25, 2011, and subsequent payments to be made on the 25th day of each month thereafter until the Maturity Date (See Amortization Scheduled attached hereto as "Exhibit A"). Notwithstanding anything the contrary contained herein, all of the outstanding principal and accrued, unpaid interest hereunder, and all other monies, fees and costs accrued in accordance with the provisions of this Amended, Restated and Consolidated Note, shall be due and

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payable in full on the Maturity  Date.  Said  payments of principal and interest shall be payable in lawful money of the United States, on the dates and in the amounts specified herein and shall be paid either by ACH, wire, or any other form of transfer directly to:

          Newton Energy Inc.
          Bank of America
          ABA: Electronic (ex. Direct Deposit/Automatic Payment:
          Wire Transfer:
          Account #:

     9. All past due principal and interest on this Amended, Restated and Consolidated Note shall bear interest from the date that said payments are due until paid, at the Highest Lawful Rate irrespective of any declaration of maturity or acceleration. Any judgment obtained by Holder against Maker as to any amounts due under this Amended, Restated and Consolidated Note shall also bear interest at the Highest Lawful Rate. Failure to exercise any and all rights of remedies Holder may in the event of any such default be entitled to shall not constitute a waiver of the right to exercise any such rights or remedies in the event of any subsequent default, whether of the same or different nature. No waiver of any right or remedy by Holder shall be effective unless made in writing and signed by Holder, nor shall any waiver on occasion apply to any future occasion. Interest on this Amended, Restated and Consolidated Note shall be computed on a 1/360 simple interest basis; that is, by applying the ratio of the annual interest over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of 360 days.

     10. In the event of the continuation of any default in the payment of any interest or principal under this Amended, Restated and Consolidated Note for a period of ten (10) days after such payment becomes due, or upon the occurrence of any other event of default under the terms and provisions of this Amended, Restated and Consolidated Note, or under any other documents delivered to Holder in connection with this Amended, Restated and Consolidated Note, or any other obligation of Maker to Holder (which event of default is not cured within ten days from the date Maker receives written notice of such event of default from Holder), then Holder may declare the entire unpaid principal amount outstanding hereunder, together with interest accrued thereon and any other lawful charges accrued hereunder, immediately due and payable, regardless of the stipulated date of Maturity, without demand, notice of default, notice of acceleration, notice of intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party. Holder, in its sole discretion, may accept payments made by Maker after any default has occurred, and may waive any default without waiving any prior or subsequent default or waiving any of Holder's rights herein.

     11. If a payment is ten (10) days or more late (except for any payment due on the Maturity Date for which there is no grace period), Maker will be charged five percent (5%) of the regularly scheduled payment, provided that collection of said five percent (5%) shall not be deemed a waiver by Holder of any of its rights under the Amended, Restated and Consolidated Note.

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     12. In the event Holder deems itself  insecure or upon the happening of any of the following events, each of which shall constitute a default hereunder, all sums hereunder shall thereupon or thereafter, at Holder's option, without notice or demand, become immediately due and payable: (a) failure of any Obligor (which terms shall mean and include each Maker, endorser, surety, or any other party liable for payment under this Amended, Restated and Consolidated Note) to pay any sum due hereunder; (b) occurrence of default under any Loan Agreement and Security Instruments (as defined in the Assignment) now or hereafter in effect which, by its terms, covers this Amended, Restated and Consolidated Note or the indebtedness evidenced hereby; (c) death or dissolution of any Obligor; (d) the filing of any petition under the Bankruptcy Code or any similar federal or state statute by or against any Obligor or the insolvency of any Obligor; (e) making of a general assignment by any Obligor for the benefit of creditors, appointment of or taking by possession by a receiver, trustee or custodian or similar official for any Obligor or for any assets of any such Obligor or institution by or against any Obligor of any kind or insolvency proceedings or any proceeding for dissolution or liquidation of any Obligor; (f) entry of a judgment against any Obligor which, in the opinion of Holder, would materially and adversely affect the ability of Maker to pay the indebtedness evidenced by this Amended, Restated and Consolidated Note; (g) material falsity in any certificate, statement, representation, warranty or audit at any time furnished to Holder by or on behalf of any Obligor pursuant to or in connection with this Amended, Restated and Consolidated Note, the Loan Agreement, Security Instruments or any loan agreement or security agreements now or hereafter in effect which, by its terms, covers this Amended, Restated and Consolidated Note for the indebtedness evidenced hereby or otherwise including the omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate, statement, representation, warranty or audit furnished to Holder; (h) issuance of any writ of attachment or writ of garnishment or filing of any lien against any Collateral (as herein defined) or the property of any Obligor; (i) taking of possession of any material Collateral or of any substantial part of the property of any Obligor at the instance of any
governmental   authority;   (j)   dissolution,    merger,   consolidation,    or
reorganization of any Obligor; (k) assignment, transfer or sale by Maker or any Obligor of any interest in any Collateral securing payment of this Amended, Restated and Consolidated Note without the prior written consent of Holder; (l) the determination by Holder that a material adverse change has occurred in the financial condition of any Obligor from the condition set forth in the most recent financial statements of such Obligor heretofore furnished to Holder executed in connection with this Amended, Restated and Consolidated Note or under any obligation of Maker or of any Obligor to Holder, which in Holder's sole discretion negatively impacts Maker's ability to pay the amounts specified herein.

     13. Holder shall have all of the rights and remedies of a creditor, mortgagee and secured party under all applicable law. Without limiting the generality of the foregoing, upon the occurrence of any default herein or in the event Holder, at any time, in its reasonable discretion deems itself insecure, Holder may, in its sole discretion, and without notice or demand (i) declare the entire unpaid principal and accrued interest accelerated and due and payable at once, together with any and all other liabilities of Maker or any of such liabilities selected by Holder; and (ii) set-off against this Amended, Restated

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
and Consolidated Note all monies owed by Holder in any capacity to Maker, whether or not due. Upon the disposition of any Collateral after the occurrence of any default hereunder, Maker shall be and shall remain liable for any deficiency; and Holder shall account to Maker for any surplus, but Holder shall have the right to apply all or part of such surplus (or to hold same as reserve) against any and all other liabilities of Maker to Holder.

     14. To the extent not prohibited by applicable law, Maker will pay all reasonable costs and expenses and reimburse Holder for any and all expenditures of every character incurred or expended from time to time, which shall include attorneys' fees in connection with any trial proceedings, bankruptcy proceedings and/or appellate proceedings or otherwise, incurred or paid by Holder in enforcing this Amended, Restated and Consolidated Note or preserving any right or interest of Holder set forth herein, regardless of whether a default shall have occurred, in connection with (a) Holder's evaluating, monitoring, administering and protecting the Mortgaged Property (as such term is defined in the Security Documents), and (b) Holder's creating, perfecting or realizing upon Holder's security interest in and liens on the Mortgaged Property, and all reasonable costs and expenses relating to Holder's exercising any of its rights and remedies under this or any other instrument now or hereafter securing the indebtedness or at law, including, without limitation, all filing fees, taxes, documentary stamps and/or any additional fee imposed by the applicable agency for recording or perfecting Holder's security interest in and liens on the Mortgaged Property, brokerage fees and commissions, title review and abstract fees, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys' fees at all tribunal levels with counsel of Holder's sole choosing, legal expenses, court costs, fees and expenses incurred in connection with any complete or partial liquidation of the Mortgaged Property, and all fees and expenses for any professional services relating to the Mortgaged Property or any operations conducted in connection with it; provided, however, that no right or option granted by Maker or Holder or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Holder to supervise, monitor or control any aspect of the character or condition of the Mortgaged Property or any operations conducted in connection with it for the benefit of Maker or any other person or entity other than the Holder.

     15. If this Amended, Restated and Consolidated Note is not paid at Maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization. arrangement or other legal proceedings for collection hereof, Maker and each other liable party agrees to pay Holder their collection costs, including a reasonable amount for attorneys' fees at all tribunal levels with counsel of Holder's sole choosing, but in no event to exceed the maximum amount permitted by law. Maker and each other liable party is and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker and each other liable party hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

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     16.  It is the  intent  of the  Maker  and  Holder  in  the  execution  and performance of this Amended, Restated and Consolidated Note to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. For purposes hereof, "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Amended, Restated and Consolidated Note. In furtherance thereof, the Holder and the Maker stipulate and agree that none of the terms and provisions contained in this Amended, Restated and Consolidated Note, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Highest Lawful Rate. In the event the Holder or any other holder of the Amended, Restated and Consolidated Note ever charges or contracts for any amount in excess of lawful interest, the documents or instruments constituting such charge or contract shall be IPSO FACTO modified without any further action by any party so that no amount in excess of lawful interest shall be charged or contracted for. If the Holder or any other holder of the Amended, Restated and Consolidated Note ever receives, collects or applies as interest any amount in excess of lawful interest, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Amended, Restated and Consolidated Note, and, if upon such application the principal balance of the Amended, Restated and Consolidated
Note is paid in full, any remaining excess shall be forthwith paid to the Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, the Maker and the Holder shall, to the maximum extent permitted under applicable law, (a) treat all advances as but a single extension of credit (and the Maker and the Holder agree that such is the case and that any provision herein for multiple advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Amended, Restated and Consolidated Note. The provisions of this paragraph shall control over all other provisions of this Amended, Restated and Consolidated Note or other documents executed in connection with this Amended, Restated and Consolidated Note which may be in apparent conflict herewith.

     17. Except as otherwise provided in the Loan Documents, all payments and prepayments on this Amended, Restated and Consolidated Note, including proceeds from the exercise of any rights of the Holder under the Loan Documents, shall be applied to this Amended, Restated and Consolidated Note in the following order:
(i) first, to reasonable expenses for which the Holder shall not have been reimbursed under the Loan Documents and to all amounts to which the Holder is entitled to indemnification under the Loan Documents; (ii) second, to any obligation of Borrower under the Loan Documents, exclusive of accrued interest and outstanding principal due; (iii) third, to the accrued interest on this Amended, Restated and Consolidated Note being paid or prepaid; (iv) and last, to the principal of this Amended, Restated and Consolidated Note being paid or prepaid, with the amounts so prepaid to be applied upon installments of most remote maturity, except that from and after any default under this Amended, Restated and Consolidated Note, Holder may apply such payments in any order of priority determined by Holder in its sole and exclusive judgment.

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     18. Maker  reserves the option of prepaying  the principal of this Amended,
Restated and Consolidated Note, in whole or in part, at any time after the date that is one year after the date hereof without penalty. Maker reserves the option of prepaying all, but not less than all, of the principal of this Amended, Restated and Consolidated Note, at any time before the date that is one year after the date hereof, but acknowledges and agrees that such prepayment shall be subject to a prepayment penalty in an amount equal to ONE HUNDRED THIRTY FIVE THOUSAND EIGHT HUNDRED TEN AND 00/100 ($135,810.00) less any interest payments made by Maker to Holder prior to Maker's prepayment of the principal. At the option of Holder, it may demand (at any time at or after prepayment) all accrued and unpaid interest with respect to the principal amount prepaid through the date of prepayment. All amounts of principal so prepaid and received by the owner and holder of this Amended, Restated and Consolidated Note shall be applied to the last maturing installments of this Amended, Restated and Consolidated Note in their inverse order of maturity.

     19. Unless otherwise specified below, this Amended, Restated and Consolidated Note shall be construed under and governed by the laws of the State of Texas (including applicable federal law), but in any event TEX, FIN. CODE ANN. SECTION 346.001 et. seq. (which regulates certain revolving loan accounts and revolving tripartite accounts) shall not apply to the loan evidenced by this Amended, Restated and Consolidated Note.

     20. Unless changed in accordance with the law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in TEX, FIN. CODE ANN. SECTION 303.001 et seq., as amended.

     21. Maker warrants and represents to the Holder, and to all other holders of this Amended, Restated and Consolidated Note that all loans evidenced by this Amended, Restated and Consolidated Note are and will be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in TEX. REV. CIV. STAT. ANN. ART. 5069-ID. 201, as amended.

     22. This Amended, Restated and Consolidated Note is secured by the pledge of the following Collateral:

          a. all present and future interests now owned or hereafter acquired by the Maker in those oil, gas, and mineral properties identified in Deeds of Trust attached hereto as "Exhibit B", by and between Maker and the Bank as assigned to Holder, together with all proceeds of production therefrom;

          b. all present and future increases, profits, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for, any of the Collateral;

          c. all cash and noncash proceeds and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease or other disposition of, or collections with respect to, or insurance proceeds

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          payable with respect to, or proceeds  payable by virtue of warranty or other claims against manufacturers of, or claims against any other persons with respect to, any of the Collateral;

          d. all present and future security for the payment to Maker for any of the Collateral;

          e. all goods which gave or will give rise to any of the Collateral or are evidenced, identified or represented therein or thereby; and

          f. all certificates of title, manufacturer's statements of origin, or other documents, accounts and chattel paper arising from or related to any of the Collateral.

The Collateral is covered and governed by second lien Deeds of Trust, Security Agreements, and Financing Statements, or amendments thereto, of even date herewith, covering oil and gas properties; and first lien Deeds of Trust, Security Agreements, and Financing Statements, or amendments thereto, of even date herewith, covering oil and gas properties. Failure to describe all or part of the security shall not be considered as a waiver of such security. Additions to, releases, reductions or exchanges or of substitutions for the Collateral, payments on account of this Amended, Restated and Consolidated Note, or increases of the same may from time to time be made in Holder's sole discretion without affecting the provisions of this Amended, Restated and Consolidated Note or the liabilities of any party hereto.

23. Holder reserves the right, exercisable in Holder's sole discretion and without notice to Maker or any other person, to sell participations, to assign its interest or both, in all or any part of the Amended, Restated and
Consolidated Note or the debt evidenced by the Amended, Restated and Consolidated Note. Holder may, at any time, whether or not this Amended, Restated and Consolidated Note is due: (i) pledge or transfer this Amended, Restated and Consolidated Note and its interest in the Collateral, and the pledgee or the transferee shall, for all purposes, stand in the place of Holder and have all the rights of Holder set forth herein; (ii) demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the Collateral; (iii) take possession or control of any proceeds of the Collateral; and (iv) exercise all other rights necessary or required, in Holder's sole discretion, in order to protect its interests hereunder. This Amended, Restated and Consolidated Note is not assumable without Holder's prior written consent, which consent may be granted by Holder or denied by Holder, in Holder's sole and absolute discretion.

24. By execution of this Amended, Restated and Consolidated Note. Maker acknowledges the receipt of the following notices from Holder:

           THIS AMENDED, RESTATED AND CONSOLIDATED NOTE, AND ALL OTHER LOAN PAPERS EXECUTED SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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           THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

           MAKER COVENANTS WITH AND WARRANTS UNTO HOLDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS AND ITS OR THEIR AFFILIATES AND ASSIGNS THAT THROUGH THE DATE OF THE EXECUTION OF THIS AMENDED, RESTATED AND CONSOLIDATED NOTE THERE EXISTS NO CLAIMS, COUNTERCLAIMS, DEFENSES, OBJECTIONS, OFFSETS OR CLAIMS OF OFFSETS AGAINST HOLDER AS TO THIS AMENDED, RESTATED AND CONSOLIDATED NOT, OR THE OBLIGATION OF MAKER TO REPAY THIS AMENDED, RESTATED AND CONSOLIDATED NOTE IN ACCORDANCE WITH ITS TERMS. MAKER HEREBY EXPRESSLY WAIVES AND RELEASES ALL CLAIMS, COUNTERCLAIMS, DEFENSES, OBJECTIONS, OFFSETS OR CLAIMS OF OFFSET AGAINST HOLDER ARISING AT ANY TIME THROUGH THE DATE HEREOF WITH REGARD TO THIS AMENDED, RESTATED AND CONSOLIDATED NOTE OR THE INDEBTEDNESS OR ANY PART THEREOF EVIDENCED BY THIS AMENDED, RESTATED AND CONSOLIDATED NOTE.

           MAKER HEREBY KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVES THE RIGHT TO TRIAL BY JURY AND NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF THE MAKER SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS NOTE OR THE SECURITY INSTRUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS.

25. Holder acknowledges and agrees that as a material inducement to Maker entering into and executing this Amended, Restated and Consolidated Note, and that Maker would not have entered into this Amended, Restated and Consolidated Note, without Holder's promise to, and actual taking of, the following actions, and that subsections a. and b. below shall be deemed to have occurred upon Holder's execution of this Amended, Restated and Consolidated Note:

          a. Holder shall terminate, cancel or otherwise nullify each of the Stock Pledge Agreement and Security Agreements made by each of Lisa P. Hamilton, Ronnie L. Steinocher and Pierce-Hamilton Energy Partners, LP, in favor of Bank as assigned to Holder pursuant to the Assignment as part of the Security Documents.

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
          b. Holder shall terminate, cancel or otherwise nullify each of the Guaranty Agreements made by each of Lisa P. Hamilton, Ronnie L. Steinocher and Pierce-Hamilton Energy Partners, LP, in favor of Bank as assigned to Holder pursuant to the Assignment as part of the Security Documents.

          c. Holder shall release any and all of its security interests by amending the Security Documents and filing, or permitting the Maker to file, such UCC-3 Termination Statements to evidence termination of same for the following leases, which are more fully described in the Security Documents: (i) the Lera B. Hughes Lease, Haskell County: (ii) the O'Brien Strawn Unit, Haskell County: (iii) the Collins Lease, Jones County; (iv) the G. B. Sliger Lease, Nolan County; (v) the Sanger-Katlaco Lease, Reagan County; (vi) the Curb Lease, Taylor County; (vii) the Curb Surface Lease Agreement; (viii) the Salt Water Disposal Lease - D.L. Moore #1, Taylor County; (ix) the Moore #1 Lease, Taylor County; (x) the Price, P. Price, & Price "A" Leases, Taylor County; (xi) the Salt Water Disposal Lease, Bert Young #4,
          Taylor  County;  (xii) the S.J.  Young Estate  Lease,  Taylor  County;
          (xiii) the Young Lease, Taylor County. All costs related to the amending and/or filing of the Security Documents shall be the sole responsibility of Maker.

26. Any notice to Maker shall be forwarded to the address set forth below and shall be sufficiently served for all purposes if placed in the mail, postage prepared, addressed to, or left upon the premises at the address of Maker as provided to Holder.

27. All of the terms of this Amended, Restated and Consolidated Note shall inure to the benefit of Holder and it successors and assigns and shall be binding upon Maker and each and every one of the Obligors and their respective heirs, executors, administrators, personal representatives, successors and assigns, jointly and severally.

ADDRESS:

392 W. Mill St.
New Braunfels, TX  78130
Telephone/Fax:  (830) 608-0300

                                          BARON ENERGY, INC., a Nevada
                                          corporation

                                          By:_____________________
                                          Name:  Ronnie L. Steinocher
                                          Title: President

By its signature, Holder acknowledges the truth of the notice hereinabove and its acknowledgment, agreement and to the representations, warranties and covenants set forth in Section 23 hereof.

                                          NEWTON ENERGY, INC., a California
                                          corporation

                                          By: _____________________
                                          Name: _____________________
                                          Title: _____________________


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